WELLS FARGO BANK MINNESOTA, NATIONAL ASSOCIATION,
MASTER SERVICER

AND

WASHINGTON MUTUAL MORTGAGE SECURITIES CORP.,
SERVICER

AND

ACKNOWLEDGED BY

THORNBURG MORTGAGE SECURITIES TRUST 2003-2

AND

DEUTSCHE BANK NATIONAL TRUST COMPANY
TRUSTEE

AND

THORNBURG MORTGAGE HOME LOANS, INC.

           This Submaster Servicing Agreement (this "Agreement") is made and entered into as of March 1, 2003, by and between Wells Fargo Bank Minnesota, National Association, not in its individual capacity but solely as master servicer under the Pooling and Servicing Agreement referred to below (the "Master Servicer"), and Washington Mutual Mortgage Securities Corp. (the "Servicer"), and acknowledged by Thornburg Mortgage Securities Trust 2003-2 (the "Trust"), Deutsche Bank National Trust Company, as Trustee (the "Trustee"), and Thornburg Mortgage Home Loans, Inc.

PRELIMINARY STATEMENT

           Master Servicer is the master servicer under that certain Trust, Pooling and Servicing Agreement dated as of March 1, 2003 among Structured Asset Mortgage Investment, Inc. ("SAMI"), the Trustee, Deutsche Bank Trust Company Delaware, Thornburg Mortgage Home Loans, Inc. and the Master Servicer (the "Pooling and Servicing Agreement"). Pursuant to the Pooling and Servicing Agreement, the Master Servicer agrees to supervise, monitor and oversee the obligations of certain servicers to service certain Mortgage Loans owned by the Trust.

           The Servicer was previously the master servicer under that certain Sale and Servicing Agreement dated as of December 1, 1998 by and among TMA Mortgage Funding Trust I, Thornburg Mortgage Funding Corporation, PNC Mortgage Securities Corp. (now known as Washington Mutual Mortgage Securities Corp.), and Bankers Trust Company of California, N.A, as amended (the "Sale and Servicing Agreement"). Under the Sale and Servicing Agreement, the Servicer agreed to master service and administer various agreements with subservicers to service mortgage loans on behalf of TMA Mortgage Funding Trust I (the "TMA Trust"). The TMA Trust has been or simultaneously herewith shall be terminated.

           Immediately after the termination of the TMA Trust, the Mortgage Loans have been or will be transferred to Thornburg Mortgage Home Loans, Inc. Thereafter, the Mortgage Loans have been or will be transferred to the Trust. Until the Mortgage Loans are transferred to the Trust, for purposes of this Agreement only, the word "Trust" as used herein shall be deemed to be Thornburg Mortgage Home Loans, Inc.

           The Trust and Servicer desire that Servicer continue to act as a submaster servicer for the Mortgage Loans transferred to the Trust.

ARTICLE I
DEFINITIONS

           Additional Collateral: Any real or personal property, securities, cash, instruments, contracts or other documents constituting or evidencing collateral pledged as additional security for a Mortgage Loan (other than the related Property).

           Affiliate: As to any Person, any other Person controlling, controlled by or under common control with such Person. "Control" means the power to direct the management and policies of a Person, directly or indirectly, whether through ownership of voting securities, by contract or otherwise. "Controlled" and "Controlling" have meanings correlative to the foregoing. Each Trustee may conclusively presume that a Person is not an Affiliate of another Person unless an Authorized Officer of such Trustee has actual knowledge to the contrary.

           ARM: An adjustable rate Mortgage Loan the Coupon Rate of which adjusts on each Change Date by reference to the applicable Index, subject to the applicable Periodic Rate Cap, Lifetime Floor and Lifetime Cap.

           Business Day: Any day that is not a Saturday, Sunday or other day on which commercial banking institutions in the States of New York, Maryland or Minnesota or in the city in which the principal corporate trust office of the Trustee is located, is authorized or obligated by law or executive order to be closed.

           Business Combination: As defined in Section 4.2 of this Agreement.

           Certificate: A certificate evidencing the beneficial interest of a certificateholder in the Trust.

           Change Date: The date on which the Coupon Rate of each ARM or 5/1 ARM Mortgage Loan is subject to adjustment.

           Closing Date: April 3, 2003.

           Code: The Internal Revenue Code of 1986, as amended, and the rules and regulations promulgated thereunder.

           Compensating Interest: As defined in Section 3.9 of this Agreement.

           Cooperative Loan: A mortgage Loan secured by the pledge of stock allocated to a dwelling unit in a cooperative housing corporation and a collateral assignment of the related cooperative lease.

           Coupon Rate: As of any date of determination, the rate of interest borne by each Mortgage Note.

           Data Dictionary: A written explanation of each of the data fields included in the Data Tape.

           Data Tape: A computer tape or electronic transmission in a format and containing such of the servicing data maintained by the Servicer with respect to the Mortgage Loans as of the Closing Date as shall be mutually agreed to by the Servicer and the Master Servicer (but in any event the Data Tape shall contain the Servicer's Monthly Remittance Report and such other information as the Master Servicer may reasonably request).

           Delinquency Advance: As defined in Section 3.7 of this Agreement.

           Delinquent: A Mortgage Loan is "delinquent" if any payment due thereon is not made by the close of business on the day such payment is scheduled to be due. A Mortgage Loan is "30 days delinquent" if such payment has not been received by the close of business on the corresponding day of the month immediately succeeding the month in which such payment was due, or, if there is no such corresponding day (e.g., as when a 30 day month follows a 31?day month in which a payment was due on the 31st day of such month) then on the last day of such immediately succeeding month. "60 days delinquent," "90 days delinquent" and so on shall have similar meanings.

           Designated Depository Institution: An institution whose deposits are insured by the Bank Insurance Fund or the Savings Association Insurance Fund of the FDIC, the long-term deposits of which shall be rated A or better by S&P and A2 or better by Moody's and in one of the two highest short-term ratings, and which is any of the following: (i) a federal savings and loan association duly organized, validly existing and in good standing under the federal banking laws, (ii) an institution duly organized, validly existing and in good standing under the applicable banking laws of any state, (iii) a national banking association duly organized, validly existing and in good standing under the federal banking laws, (iv) a principal subsidiary of a bank holding company, or (v) approved in writing by the Rating Agencies and, in each case acting or designated by the Servicer as the depository institution for such Account; provided, however, that any such institution, association or subsidiary shall have combined capital, surplus and individual profits of at least $100,000,000. Notwithstanding the foregoing, an Account may be held by an institution otherwise meeting the preceding requirements except that the only applicable rating requirement shall be that the unsecured and uncollateralized debt obligations thereof shall be rated Baa3 or better by Moodys (or the equivalent rating by any other Rating Agency) if such institution has capital and surplus of not less than $50,000,000 and has trust powers and the Account is held by such institution in its trust capacity and not in its commercial capacity.

           Due Date: With respect to any Mortgage Loan, the day of the month on which the monthly payment is due, excluding any days of grace.

           Eligible Investments: Any one or more of the following:

           (a) Direct general obligations of the United States or the obligations of any agency or instrumentality of the United States, the timely payment or the guarantee of which constitutes a full faith and credit obligation of the United States.

           (b) Federal Housing Administration debentures, but excluding any such securities whose terms do not provide for payment of a fixed dollar amount upon maturity or call for redemption.

           (c) Freddie Mac senior debt obligations but excluding any such securities whose terms do not provide for payment of a fixed dollar amount upon maturity or call for redemption.

           (d) Federal Home Loan Banks' consolidated senior debt obligations, but excluding any such securities whose terms do not provide for payment of a fixed dollar amount upon maturity or call for redemption.

           (e) Fannie Mae senior debt obligations, but excluding any such securities whose terms do not provide for payment of a fixed dollar amount upon maturity or call for redemption.

           (f) Federal funds, certificates of deposit, time and demand deposits, and banker's acceptances (having original maturities of not more than 365 days) of any domestic bank, the short-term debt obligations of which have been rated A or better by S&P and P-1 by Moody's.

           (g) Deposits of any bank or savings and loan association which has combined capital, surplus and undivided profits of at least $3,000,000 which deposits are not in excess of the applicable limits insured by the Bank Insurance Fund or the Savings Association Insurance Fund of the FDIC, provided that the long-term deposits of such bank or savings and loan association are rated at least "BBB" by S&P and "Baa3" by Moody's.

           (h) Commercial paper (having original maturities of not more than 270 days) rated A-1 or better by S&P and P-1 by Moody's.

           (i) Investment in money market funds rated AAAm or AAAm-G by S&P and AAA by Moody's.

           provided that no instrument described above is permitted to evidence either the right to receive (a) only interest with respect to obligations underlying such instrument or (b) both principal and interest payments derived from obligations underlying such instrument and the interest and principal payments with respect to such instrument provided a yield to maturity at par greater than 120% of the yield to maturity at par of the underlying obligations; and provided further, that no instrument described above may be purchased at a price greater than par if such instrument may be prepaid or called at a price less than its purchase price prior to stated maturity.

           Fannie Mae: Formerly, the Federal National Mortgage Association, a federally-chartered and privately-owned corporation existing under the Federal National Mortgage Association Charter Act, as amended, or any successor thereof.

           FDIC: The Federal Deposit Insurance Corporation, or any successor thereto.

           FHA: The Federal Housing Authority, or any successor thereto.

           File: The documents specified in Exhibit A of this Agreement pertaining to a particular Mortgage Loan.

           Freddie Mac: Formerly, the Federal Home Loan Mortgage Corporation, a corporate instrumentality of the United States created pursuant to the Emergency Home Finance Act of 1970, as amended, or any successor thereof.

           Insurance Policy: Any hazard, title, primary mortgage guaranty or other insurance policy relating to a Mortgage Loan.

           Insurance Proceeds: The proceeds of any Insurance Policy relating to a Mortgage Loan, a Property or a REO Property, net of proceeds to be applied to the repair of the Property or released to the Mortgagor and net of expenses reimbursable therefrom.

           Lifetime Cap: The provision in the Mortgage Note for an ARM, or a 5/1 ARM Mortgage Loan on and after its first Change Date, which limits the maximum Coupon Rate over the life of such ARM or 5/1 ARM Mortgage Loan.

           Lifetime Floor: The provision in the Mortgage Note for each ARM, or a 5/1 ARM Mortgage Loan on and after its first Change Date, which limits the minimum Coupon Rate over the life of such ARM or 5/1 ARM Mortgage Loan.

           Loan Balance: As of any date of calculation and with respect to each Mortgage Loan, the Original Principal Balance thereof less any Subservicer Principal Remittance Amounts relating to such Mortgage Loan included in all previous Subservicer Monthly Remittance Amounts and, if applicable, the Subservicer Monthly Remittance Amount as of such date.

           Liquidated Loan: A defaulted Mortgage Loan shall become a "Liquidated Loan," when in the determination of the Servicer, there has been recovered, whether through trustee's sale, foreclosure sale or otherwise, including final disposition of the related REO Property, all amounts expected to be recovered from or on account of such defaulted Mortgage Loan.

           Liquidation Expenses: Expenses which are incurred by the Servicer or a Subservicer in connection with the liquidation of any defaulted Mortgage Loan, such expenses, including, without limitation, legal fees and expenses.

           Liquidation Proceeds: With respect to any Liquidated Loan, any amounts (including the proceeds of any Insurance Policy) recovered by the Servicer or a Subservicer in connection with such Liquidated Loan, whether through trustee's sale, foreclosure sale or otherwise.

           Master Servicer: Wells Fargo Bank Minnesota, National Association.

           Monthly Payments: The total of all Subservicer Monthly Remittance Amounts together with the sum of any Delinquency Advances and Compensating Interest payments required to be made by the Servicer (but net of the Servicing Fee) required to be remitted to the Master Servicer on each Remittance Date.

           Mortgage: The mortgage, deed of trust or other instrument creating a first lien on an estate in fee simple interest in real property securing a Mortgage Note.

           Mortgage Loans: The mortgage loans sold by SAMI to the Trust on the Closing Date as identified on the Schedule of Mortgage Loans and submaster serviced by the Servicer, together with any Qualified Replacement Mortgages substituted therefor in accordance with this Agreement, as from time to time are held as a part of the Trust, the Mortgage Loans originally so transferred and assigned being identified in the Schedule of Mortgage Loans. The term "Mortgage Loan" includes the terms "ARM," "5/I ARM Mortgage Loan," and, except where otherwise indicated, "Qualified Replacement Mortgage." The term "Mortgage Loan" includes any Mortgage Loan which is Delinquent, which relates to a foreclosure or which relates to a Property which is REO Property prior to such Property's disposition by the Trust.

           Mortgage Note: The note or other evidence of indebtedness evidencing the indebtedness of a Mortgagor under a Mortgage Loan.

           Mortgagor: The obligor on a Mortgage Note.

           Net Liquidation Proceeds: As to any Liquidated Loan, Liquidation Proceeds net of Liquidation Expenses and unreimbursed Delinquency Advances and Servicing Advances relating to such Mortgage Loan. In no event shall Net Liquidation Proceeds with respect to any Liquidated Loan be less than zero.

           Nonrecoverable Advance: As defined in Section 3.8 of this Agreement.

           Non-Scheduled Principal: With respect to any Remittance Period, the collective reference to any Prepayments, Insurance Proceeds, Net Liquidation Proceeds (but only to the extent that such Net Liquidation Proceeds are not duplicative of Insurance Proceeds), Released Mortgaged Property Proceeds and Substitution Adjustment Amounts.

           Officer's Certificate: A certificate signed by any Authorized Officer of any Person delivering such certificate and delivered to the Master Servicer or Trustee.

           Original Principal Balance: With respect to each Mortgage Note, the original principal amount of such Mortgage Note.

           OTS: The Office of Thrift Supervision.

           Periodic Rate Cap: The provision in the Mortgage Note for each ARM or 5/1 ARM Mortgage Loan which limits increases or decreases in the Coupon Rate on each Change Date.

           Person: Any individual, corporation, limited liability company, partnership, joint venture, association, joint-stock company, trust, unincorporated organization or government or any agency or political subdivision thereof.

           Pooling and Servicing Agreement: That certain Trust, Pooling and Servicing Agreement dated as of March 1, 2003 by and among SAMI, as seller, the Trustee, as trustee, Deutsche Bank Trust Company Delaware, as Delaware trustee, the Master Servicer, as master servicer, Wells Fargo Bank Minnesota, National Association, as securities administrator, and Thornburg Mortgage Home Loans, Inc.

           Prepayment: Any payment (whether partial or full) of principal of a Mortgage Loan which is received by the Servicer or a Subservicer in advance of the scheduled due date for the payment of such principal (to the extent that it is not accompanied by an amount as to interest representing scheduled interest due on any date or dates in any month or months subsequent to the month of prepayment), and the proceeds of any portion of any Liquidation Proceeds and/or Insurance Proceeds which are to be applied as payment of principal on the related Mortgage Loan.

           Preservation Expenses: Expenditures made by the Servicer or a Subservicer in connection with a foreclosed Mortgage Loan prior to the liquidation thereof, including, without limitation, expenditures for real estate property taxes, hazard insurance premiums, property restoration or preservation.

           Principal and Interest Account: Each principal and interest account created by the Servicer or a Subservicer pursuant to Section 3.5 of this Agreement.

           Principal Shortfall Amount: As to any Remittance Date, the sum of the principal portions of all Realized Losses incurred with respect to the Mortgage Loans during the preceding Remittance Period.

           Property: The underlying real property, including the improvements thereon, securing a Mortgage Loan.

           Qualified Replacement Mortgage: A Mortgage Loan substituted for another pursuant to this Agreement, which (i) has a current Coupon Rate at least equal to, and not more than 1% greater than, the current Coupon Rate of the Mortgage Loan being replaced, (ii) is a first lien and is of the same property type and occupancy status as the replaced Mortgage Loan (which may include up to the same amount of Additional Collateral as the replaced Mortgage Loan), (iii) shall mature no later than the maturity date of the Mortgage Loan being replaced, (iv) has a loan-to-value ratio no higher than the loan-to-value ratio of the replaced Mortgage Loan, (v) is not delinquent, (vi) has a Loan Balance as of the related Replacement Cut-off Date equal to or less than the Loan Balance of the replaced Mortgage Loan as of such Replacement Cut-off Date, (vii) satisfies each representation and warranty set forth in the Mortgage Loan Purchase Agreement between SAMI and Thornburg Mortgage Home Loans, Inc. dated as of March 1, 2003, (viii) has the same status under SMMEA as the Mortgage Loan being replaced or qualifies under SMMEA, (ix) is an ARM or if the Mortgage Loan being replaced is a 5/1 ARM Mortgage Loan, may be a 5/1 ARM Mortgage Loan with the first adjustment date being no later than that of the Mortgage Loan being replaced and (x) has a Gross Margin no less than, a Lifetime Floor no higher than, a Lifetime Cap no lower than and a Coupon Rate which, after the initial adjustment, adjusts at the same intervals based on the same Index subject to the same Periodic Rate Cap, as that of the ARM or 5/1 ARM Mortgage Loan being replaced. In the event that one or more Mortgage Loans are proposed to be substituted for one or more Mortgage Loans, the Master Servicer may allow the foregoing tests to be met on a weighted average or other aggregate basis acceptable to the Master Servicer, except that the requirements of clauses (iv), (vii), (viii), (ix) and (x) hereof must be satisfied as to each Qualified Replacement Mortgage.

           Rating Agency: Any nationally recognized statistical credit rating agency, or its successor, that rates the Certificates at the request of the Trust, or its agents, at the time of the initial issuance of the Certificates. If such agency or a successor is no longer in existence, "Rating Agency" shall be such statistical credit rating agency, or other comparable Person, designated by the Trust, or its agents, notice of which designation shall be given to the Master Servicer. References herein to the highest rating category of a rating agency shall mean AAA or A- 1+, in the case of S&P, and Aaa or P-1, in the case of Moody's, and in the case of any other Rating Agency shall mean such equivalent ratings.

           Realized Losses: As to any Liquidated Loan, as evidenced by an Officer's Certificate from the Servicer to the Master Servicer, the excess, if any, of (i) the sum of the unpaid principal balance of such Liquidated Loan plus accrued interest at the Coupon Rate from the date interest was last paid or advanced through the last day of the month during which the liquidation occurred, plus any unreimbursed Servicing Advances over (ii) the Net Liquidation Proceeds.

           Released Mortgage Property Proceeds: Proceeds received in connection with a taking of a Property by condemnation or the exercise of eminent domain or in connection with a release of part of the Property.

           REMIC: A real estate mortgage investment conduit as defined in the Code.

           REMIC Provisions: The provisions of the federal income tax law relating to a REMIC, which appear at Section 860A through 860G of Subchapter M of Chapter 1 of the Code, and related provisions and regulations promulgated thereunder, as the foregoing may be in effect from time to time.

           Remittance Date: Any date on which the Servicer is required to remit moneys on deposit in the Servicer Collection Account to the Master Servicer, which shall be the first Business Day after each Subservicer Remittance Date.

           Remittance Period: With respect to a Remittance Date and with respect to (i) scheduled payments of principal and interest, the period (inclusive) beginning on the second day of the calendar month immediately preceding the calendar month in which a Remittance Date occurs and ending on the first day of the month in which such Remittance Date occurs and (ii) amounts received on the Mortgage Loans other than scheduled payments, the calendar month immediately preceding the month in which the Remittance Date occurs.

           REO Proceeds: Proceeds, net of expenses, from the rental of any REO Property pending the disposition thereof.

           REO Property: As to Mortgage Loans, Property acquired by the Servicer or a Subservicer on behalf of the Trust through foreclosure or deed-in-lieu of foreclosure in connection with a defaulted Mortgage Loan.

           Replacement Cut-off Date: The first day of the calendar month in which such Qualified Replacement Mortgage is conveyed to the Trust.

           Reporting Date: The 18th day of each month or the following Business Day if such 18th day is not a Business Day.

          SAMI: Structured Asset Mortgage Investments, Inc.

           Schedule of Mortgage Loans: The Schedule of Mortgage Loans, including the name of each Subservicer, is attached to this Agreement as Exhibit B.

           Servicer: Washington Mutual Mortgage Securities Corp., its successors and assigns.

           Servicer Affiliate: An Affiliate of the Servicer which is qualified to service residential mortgage loans.

           Servicer Collection Account: As defined in Section 3.6(a) of this Agreement.

           Servicer Termination Event: Any of the events specified in Section 5.1(a) of this Agreement.

           Servicing Advance: As defined in Section 3.7 of this Agreement hereof.

           Servicing Fee: With respect to any Mortgage Loan and Remittance Date, an amount retained by the Servicer from interest payments received or advanced thereon as compensation for master servicing and administration duties relating to such Mortgage Loan pursuant to Section 3.15 of this Agreement and equal to one twelfth of the product of the Servicing Fee Rate and the then outstanding principal amount of such Mortgage Loan as of the first day of the preceding calendar month.

          Servicing Fee Rate: .019% per annum.

           Subservicer: Any Person with whom the Servicer has, directly or indirectly, entered into a Subservicing Agreement and who satisfies the requirements set forth in Section 3.2 of this Agreement in respect of the qualification of a Subservicer.

           Subservicer Interest Remittance Amount: With respect to each Subservicer Remittance Date, an amount equal to the sum of (x) the aggregate portions of the interest payments (whether or not collected) becoming due on the Mortgage Loans serviced by it during the immediately preceding Remittance Period calculated at the applicable Coupon Rate and (y) any Compensating Interest (calculated for this purpose at the applicable Coupon Rate) due with respect to such Mortgage loans with respect to the immediately preceding Remittance Period, but net of the Subservicing Fee.

           Subservicer Monthly Remittance Amount: Collectively, the Subservicer Interest Remittance Amount and the Subservicer Principal Remittance Amount.

           Subservicer Principal Remittance Amount: With respect to each Subservicer and a Subservicer Remittance Date, an amount equal to the sum of (x) all scheduled principal (whether or not collected by the Subservicer) becoming due on the Mortgage Loans subserviced by it during the immediately preceding Remittance Period and (y) the principal portion of any Prepayments, Insurance Proceeds, Net Liquidation Proceeds, REO Proceeds and Released Mortgaged Property Proceeds, in each case, only to the extent collected on such Mortgage Loans during the preceding Remittance Period.

           Subservicer Remittance Date: The 20th day of each month or the preceding Business Day if such 20th day is not a Business Day.

           Subservicing Agreement: The written contract relating to servicing and/or administration of certain Mortgage Loans as permitted by Section 3.2 of this Agreement.

           Subservicing Fee: With respect to any Mortgage Loan and Subservicer Remittance Date, an amount retained by the Subservicer from interest payments received or advanced thereon as compensation for servicing duties relating to such Mortgage Loan pursuant to Section 3.15(b) of this Agreement and equal to one twelfth of the product of the Subservicing Fee Rate and the then outstanding principal amount of such Mortgage Loan as of the first day of the preceding calendar month.

           Subservicing Fee Rate: The per annum rate with respect to each Mortgage Loan shown on the Schedule of Mortgage Loans under the heading Subservicing Fees.

           Substitution Adjustment Amount: If the outstanding principal amount of a Qualified Replacement Mortgage as of the applicable Replacement Cut-off Date is less than the Loan Balance of such Mortgage Loan as of such Replacement Cut-off Date after giving effect to principal remitted on the related Remittance Date, the amount equal to such difference together with the aggregate amount of (A) all unreimbursed Delinquency Advances and Servicing Advances theretofore made with respect to such Mortgage Loan, (B) all Delinquency Advances and Servicing Advances which the Servicer or applicable Subservicer has theretofore failed to remit with respect to such Mortgage Loan and (C) one month's interest at the interest rate on the related Loan Balance less amounts held in the Principal and Interest Account of the applicable Subservicer or the Servicer Collection Account with respect to such Mortgage Loan.

           Treasury Regulations: Regulations, including proposed or temporary Regulations, promulgated under the Code. References herein to specific provisions of proposed or temporary regulations shall include analogous provisions of final Treasury Regulations or other successor Treasury Regulations.

          Trust: Thornburg Mortgage Securities Trust 2003-2.

           Trustee: Deutsche Bank National Trust Company, and its successors and assigns or any successor trustee appointed pursuant to the terms of the Pooling and Servicing Agreement.

           VA: The Veterans Administration.

ARTICLE II
REPRESENTATIONS AND WARRANTIES OF THE SERVICER

          Section 2.1.

                      (a) The Servicer hereby represents, warrants and covenants to the Master Servicer, the Trustee and the Trust, as of the Closing Date, that:

                                 (i) The Servicer is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware and has all licenses necessary to carry out its business as now being conducted, and is licensed and qualified to transact business in and is in good standing under the laws of each state in which any Property is located or is otherwise exempt under applicable law from such licensing or qualification or is otherwise not required under applicable law to effect such licensing or qualification and no demand for such licensing or qualification has been made upon the Servicer by any such state, and in any event the servicer is in compliance with the laws of any such state to the extent necessary to ensure the enforceability of each Mortgage Loan and the servicing of the Mortgage Loans in accordance with the terms of this Agreement.

                                 (ii) The Servicer has the full power and authority and legal right to enter into and consummate all transactions contemplated by this Agreement and to conduct its business as presently conducted, has duly authorized the execution, delivery and performance of this Agreement and any agreements contemplated hereby, has duly executed and delivered this Agreement, and any agreements contemplated hereby, and, assuming the due authorization, execution and delivery of this Agreement by the other parties hereto, this Agreement constitutes a legal, valid and binding obligation of the Servicer, enforceable against it in accordance with its terms, and all requisite corporate action has been taken by the Servicer to make this Agreement and all agreements contemplated hereby valid and binding upon the Servicer in accordance with their terms.

                                 (iii) None of the execution and delivery of this Agreement, the consummation of the transactions contemplated hereby, or the fulfillment of or compliance with the terms and conditions of this Agreement will conflict with any of the terms, conditions or provisions of the Servicer's charter or by-laws or materially conflict with or result in a material breach of any of the terms, conditions or provisions of any legal restriction or any agreement or instrument to which the Servicer is now a party or by which it is bound, or constitute a default or result in an acceleration under any of the foregoing, or result in the material violation of any law, rule, regulation, order, judgment or decree to which the Servicer or its property is subject or impair the ability of the Master Servicer, the Trust or the Trustee, as the case may be, to realize on the Mortgage Loans or impair the value of the Mortgage Loans.

                                 (iv) There is no litigation, suit, proceeding or investigation pending or threatened, or any order or decree outstanding, with respect to the Servicer that is reasonably likely to have a material adverse effect on the servicing of the Mortgage Loans, the execution, delivery, performance or enforceability of this Agreement, or which is reasonably likely to have a material adverse effect on the financial condition of the Servicer.

                                 (v) No consent, approval, authorization or order of any court or governmental agency or body is required for the execution, delivery and performance by the Servicer of or compliance by the Servicer with this Agreement, except for consents, approvals, authorizations and orders that have been obtained.

                                 (vi) The Servicer is an approved servicer of residential mortgage loans for Fannie Mae and Freddie Mac, with such facilities, procedures and personnel necessary for the sound servicing of such mortgage loans. The Servicer is duly qualified, licensed, registered and otherwise authorized under all applicable federal, state and local laws, and regulations, if applicable, meets the minimum capital requirements set forth by the OTS, and is in good standing to sell mortgage loans to and service mortgage loans for Fannie Mae or Freddie Mac and no event has occurred that would make Servicer unable to comply with eligibility requirements or that would require notification to either Fannie Mae or Freddie Mac.

                                 (vii) The Servicer does not believe, nor does it have any cause or reason to believe. that it cannot perform each and every covenant contained in this Agreement.

                                 (viii) The Servicer acknowledges and agrees that the Servicing Fee represents reasonable compensation for performing such services as are required of it as master servicer and that the Subservicing Fee represents reasonable compensation to a Subservicer for performing the servicing of the Mortgage Loans under the Related Subservicing Agreement and that the entire Servicing Fee (and, to the extent received by the Servicer, the Subservicing Fee) shall be treated by the Servicer, for accounting and tax purposes, as compensation for the master servicing and administration of the Mortgage Loans pursuant to this Agreement (or the servicing and administration of the Mortgage Loans, as the case may be).

                      (b) It is understood and agreed that the representations and warranties set forth in this Section 2.1 shall survive the Closing Date. Upon discovery by the Master Servicer of a breach of any of the representations and warranties set forth in this Section 2.1 which materially and adversely affects the interest of the Master Servicer or the Trust, the Master Servicer shall give prompt written notice to the Servicer. Within 30 days of its discovery or its receipt of notice of breach, the Servicer shall cure such breach in all material respects and, upon the Servicer's continued failure to cure such breach, the Servicer may thereafter be removed by the Master Servicer pursuant to Section 5.1 of this Agreement; provided, however, that if the Servicer can demonstrate to the reasonable satisfaction of the Master Servicer that it is diligently pursuing remedial action, then the cure period shall be extended for up to an additional 30 days.

ARTICLE III
SERVICING AND ADMINISTRATION
OF MORTGAGE LOANS

           Section 3.1. General Servicing Procedures.

                      (a) The Servicer shall submaster service and administer the various agreements with the Subservicers to service the Mortgage Loans on behalf of and for the benefit of the Trust in accordance with the terms hereof, including compliance with the REMIC Provisions, and in the same manner in which, and with the same care, skill, prudence and diligence with which it master services and administers similar servicing agreements for mortgage loans for other portfolios, and shall have full power and authority to do or cause to be done any and all things in connection with such master servicing and administration which it may deem necessary or desirable, including, without limitation, the power and authority to bring actions and defend the Master Servicer in order to enforce the terms of such Subservicing Agreements. The Servicer may perform its master servicing responsibilities through agents or independent contractors, but shall not thereby be released from any of its responsibilities hereunder, and the Servicer shall diligently pursue all of its rights against such agents or independent contractors.

                      (b) The Servicer shall make reasonable efforts to collect or cause to be collected all payments called for under the terms and provisions of the Mortgage Loans and shall, to the extent such procedures shall be consistent with this Agreement, any FHA insurance policy or VA guaranty, any hazard insurance policy, and federal flood insurance, cause to be followed such collection procedures as are followed with respect to mortgage loans comparable to the Mortgage Loans and held in portfolios of responsible mortgage lenders in the local areas where each Property is located. The Servicer shall enforce or cause to be enforced "due-on-sale" clauses with respect to the related Mortgage Loans, to the extent permitted by law, subject to the provisions set forth in Section 3.12.

                      (c) Consistent with the foregoing, the Servicer may in its discretion (i) waive or cause to be waived any assumption fee or late payment charge in connection with the prepayment of any Mortgage Loan, and (ii) only upon determining that the coverage of any applicable Insurance Policy or guaranty related to a Mortgage Loan will not be materially adversely affected, arrange a schedule, running for no more than 180 days after the first delinquent Due Date, for payment of any delinquent installment on any Mortgage Note or for the liquidation of delinquent items (provided that coverage of applicable Insurance Policies will not be materially adversely affected).

                      (d) Consistent with the terms of this Section 3.1, the Servicer may waive, modify or vary any term of any Mortgage Loan or consent to the postponement of strict compliance with any such term or in any manner grant indulgence to any Mortgagor if it has determined, exercising its good faith business judgment in the same manner as it would if it were the owner of the related Mortgage Loan, that the security for, and the timely and full collectability of, such Mortgage Loan would not be adversely affected by such waiver, modification, postponement or indulgence; provided, however, that (unless the Mortgagor is in default with respect to the Mortgage Loan or in the reasonable judgment of the Servicer such default is imminent) the Servicer shall not permit any modification with respect to any Mortgage Loan that would (i) change the applicable Coupon Rate, defer or forgive the payment of any principal or interest, reduce the outstanding principal balance (except for actual payments of principal) or extend the final maturity date with respect to such Mortgage Loan, or (ii) be inconsistent with the terms of any applicable FHA insurance policy or VA guaranty, hazard insurance policy or federal flood insurance policy. Notwithstanding the foregoing, the Servicer shall not permit any modification with respect to any Mortgage Loan that would both constitute a sale or exchange of such Mortgage Loan within the meaning of Section 1001 of the Code (including any proposed, temporary or final regulations promulgated thereunder) (other than in connection with a proposed conveyance or assumption of such Mortgage Loan that is treated as a Prepayment or in a default situation or upon receipt of advice of counsel that such a sale or exchange would not have an adverse tax effect on the Trust).

                      (e) The Servicer is hereby authorized and empowered by the Trust to execute and deliver or cause to be executed and delivered on behalf of the Trust, any and all instruments of satisfaction or cancellation, or of partial or full release, discharge or modification, assignments of Mortgages and endorsements of Mortgage Notes in connection with refinancings (in jurisdictions where such assignments are the customary and usual standard of practice of mortgage lenders) and all other comparable instruments, with respect to the Mortgage Loans and with respect to the Properties. The Trustee on behalf of the Trust shall execute and furnish to the Servicer, at the Servicer's direction, any powers of attorney and other documents prepared by the Servicer and determined by the Servicer to be necessary or appropriate to enable the Servicer to carry out its supervisory, servicing and administrative duties under this Agreement.

                      (f) The Servicer shall, and shall cause each Subservicer to, obtain (to the extent generally commercially available from time to time) and maintain fidelity bond and errors and omissions coverage acceptable to Fannie Mae or Freddie Mac with respect to their obligations under this Agreement and the applicable Subservicing Agreement, respectively. The Servicer or each Subservicer, as applicable, shall establish escrow accounts for, or pay when due (by means of an advance), any tax liens in connection with the Properties that are not paid by the Mortgagors when due to the extent that any such payment would not constitute a Nonrecoverable Advance when made. Notwithstanding the foregoing, the Servicer shall not permit any modification with respect to any Mortgage Loan that would constitute a sale or exchange of such Mortgage Loan within the meaning of Section 1001 of the Code (including any proposed, temporary or final regulations promulgated thereunder) (other than in connection with a proposed conveyance or assumption of such Mortgage Loan that is treated as a Principal Prepayment or in a default situation or upon receipt of advice of counsel that such a sale or exchange would not have an adverse tax effect on the Trust). The Servicer shall be entitled to approve a request from a Mortgagor for a partial release of the related Property, the granting of an easement thereon in favor of another Person, any alteration or demolition of the related Property or other similar matters if it has determined, exercising its good faith business judgment in the same manner as it would if it were the owner of the related Mortgage Loan, that the security for, and the timely and full collectability of, such Mortgage Loan would not be adversely affected thereby.

                      (g) In connection with the servicing and administering of each Mortgage Loan, the Servicer and any affiliate of the Servicer (i) may perform services such as appraisals, default management and brokerage services that are not customarily provided by servicers of mortgage loans, and shall be entitled to reasonable compensation therefore, and (ii) may, at its own discretion and on behalf of the Trust, obtain credit information in the form of a "credit score" from a credit repository.

           Section 3.2. Subservicing Agreements Between Servicer and Subservicers. The Servicer may directly or indirectly enter in to Subservicing Agreements for any servicing and administration of Mortgage Loans (to the extent permitted in any applicable agreement governing the servicing of Mortgage Loans) with any institution which is in compliance with the laws of each state necessary to enable it to perform its obligations under such Subservicing Agreement and (x)(i) has been designated an approved seller-servicer by Freddie Mac or Fannie Mae for first mortgage loans and (ii) has equity of at least $15,000,000, as determined in accordance with generally accepted accounting principles by a firm of certified public accountants of national reputation or (y) is a Servicer Affiliate. The Servicer shall cause each Subservicer to service the Mortgage Loans in accordance with the REMIC Provisions. For purposes of this Agreement, the Servicer shall be deemed to have received payments on Mortgage Loans when any such Subservicer has received such payments. Any such Subservicing Agreement shall be consistent with and not violate the provisions of this Agreement. The Subservicers as of the Closing Date and the Mortgage Loans which they subservice are identified on the Schedule of Mortgage Loans. The Subservicing Fee shall not be increased unless such increase is paid by the Servicer from its own funds and without reimbursement.

           Section 3.3. Successor Subservicers. The Servicer shall be entitled to terminate any Subservicing Agreement in accordance with the terms and conditions of such Subservicing Agreement and to either itself directly service the related Mortgage Loans or enter into a Subservicing Agreement with a successor Subservicer which qualifies under Section 3.2 and upon terms and conditions substantially similar to the terminated Subservicing Agreement or upon the prior written consent of the Master Servicer. The Subservicing Fee shall not be increased unless such increase is paid by the Servicer from its own funds and without reimbursement.

           Section 3.4. Assumption or Termination of Subservicing Agreement by Master Servicer. In the event the Servicer, or any successor Servicer, shall for any reason no longer be the Servicer (including by reason of a Servicer Termination Event), the Master Servicer or its designee shall thereupon assume all of the rights and obligations of the Servicer under the Subservicing Agreements with respect to the related Mortgage Loans unless the Master Servicer elects to terminate the Subservicing Agreements with respect to such Mortgage Loans in accordance with the terms thereof. The Master Servicer or its designee shall be deemed to have assumed all of the Servicer's interest therein with respect to the related Mortgage Loans and to have replaced the Servicer as a party to the Subservicing Agreements to the same extent as if the rights and duties under the Subservicing Agreements relating to such Mortgage Loans had been assigned to the assuming party, except that the Servicer shall not thereby be relieved of any liability or obligations under the Subservicing Agreements with respect to the Servicer's duties to be performed prior to its termination hereunder.

           The Servicer at is expense shall, upon request of the Master Servicer, deliver to the assuming party all documents and records relating to the Subservicing Agreements and the Mortgage Loans then being submaster serviced by the Servicer and an accounting of amounts collected and held by the Servicer and otherwise use its best efforts to effect the orderly and efficient transfer of the rights and duties under the related Subservicing Agreements relating to such Mortgage Loans to the assuming party.

           Section 3.5. Principal and Interest Accounts.

                      (a) The Servicer shall cause to be established and maintained by each Subservicer under the Servicer's supervision at Designated Depository Institutions one or more separate accounts, each a Principal and Interest Account, and shall deposit or cause to be deposited therein daily collections (other than amounts escrowed for taxes and insurance) related to the Mortgage Loans required by the Subservicing Agreement to be so deposited no later than the first Business Day after receipt. Proceeds received with respect to individual Mortgage Loans from any title, hazard, or FHA insurance policy, VA guaranty, primary mortgage guaranty insurance policy, or other Insurance Policy covering such Mortgage Loans shall be deposited first into one or more separate escrow accounts to be held at Designated Depository Institutions if required for the restoration or repair of the related Property. Proceeds from such Insurance Policies not so applied shall be deposited in the related Principal and Interest Account, and shall be applied to the balances of the related Mortgage Loans as payments of interest and principal.

                      (b) The Servicer is hereby authorized to make withdrawals from and to issue drafts against the Principal and Interest Accounts for the purposes required or permitted by this Agreement. Each Principal and Interest Account shall bear a designation clearly showing the respective interests of the applicable Subservicer, the Trustee, and the Servicer, in substantially the following forms:

                                 (i) [Subservicer's Name], as agent for Trustee and/or bailee of principal and interest custodial account for Washington Mutual Mortgage Securities Corp., its successors and assigns, for various owners of interests in Thornburg Mortgage Securities Trust 2003-2 mortgage-backed pools;

                                 (ii) [Subservicer's Name] in trust for Washington Mutual Mortgage Securities Corp.;

                      (c) The Servicer hereby undertakes to assure remittance to the Servicer Collection Account of all amounts relating to the Mortgage Loans that have been collected by any Subservicer and are due to the Servicer Collection Account pursuant to Section 3.6 of this Agreement.

                      (d) Investment earnings on funds held in the Principal and Interest Accounts are for the account of the Subservicers or the Servicer, as applicable.

           Section 3.6. The Servicer Collection Account; Eligible Investments.

                      (a) The Servicer shall establish and maintain at one or more Designated Depository Institutions an account (the "Servicer Collection Account") in the name of the Trust, which shall be a segregated account held in trust for the benefit of the Trust.

                      (b) Not later than the Subservicer Remittance Date, the Servicer shall withdraw or direct the withdrawal of funds in the Principal and Interest Accounts, for deposit in the Servicer Collection Account, in an amount representing:

                                 (i) Scheduled installments of principal and interest on the Mortgage Loans received or advanced by the applicable Subservicers which were due on the Due Date prior to such Subservicer Remittance Date, net of Subservicing Fees due the applicable Subservicers and less any amounts relating to subsequent Subservicer Remittance Dates by the applicable Subservicers from the applicable Principal and Interest Accounts; and

                                 (ii) Prepayments and the proceeds of other types of liquidations of the Mortgage Loans received by the applicable Subservicer for such Mortgage Loans during the applicable Remittance Period, with interest to the date of Prepayment or liquidation less any amounts relating to subsequent Subservicer Remittance Dates by the applicable Subservicers.

                      (c) At its option, the Servicer may invest funds on deposit in the Servicer Collection Account during any period prior to the Subservicer Remittances Date only as set forth in Section 3.6(d). The Servicer shall bear any and all losses incurred on any investments made with such funds and shall be entitled to retain all gains realized on such investments as additional servicing compensation. Not later than the Remittance Date, the Servicer shall remit such funds, net of any gains earned thereon to the Master Servicer.

                      (d) Funds held in the Servicer Collection Account shall be invested in one or more Eligible Investments which shall in no event mature later than the Business Day prior to the related Remittance Date.

           Section 3.7. Delinquency Advances and Servicing Advances.

                      (a) To the extent described below, the Servicer is obligated to advance its own funds to the Servicer Collection Account to cover any shortfall between (i) payments scheduled to be received in respect of Mortgage Loans, and (ii) the amounts actually deposited in the Servicer Collection Account on account of such payments; the Servicer's obligation to make any advance or advances described in this Section 3.7 is effective only to the extent that such advance is, in the good faith judgment of the Servicer made on or before the Remittance Date, reimbursable from Insurance Proceeds or Liquidation Proceeds of the related Mortgage Loans or recoverable as late Monthly Payments with respect to the related Mortgage Loans or otherwise. Such amounts so advanced are "Delinquency Advances."

                      (b) On or before each Remittance Date, the Servicer shall determine whether or not it will make a Delinquency Advance on the related Remittance Date (in the event that the applicable Subservicer fails to make such advances) and shall furnish a written statement to the Master Servicer, setting forth the aggregate amount to be remitted on such Remittance Date on account of principal and interest in respect of the Mortgage Loans, stated separately. In the event that full scheduled amounts of principal and interest in respect of the Mortgage Loans shall not have been received by or on behalf of the Servicer prior to such Remittance Date and the Servicer shall have determined that a Delinquency Advance shall be made in accordance with this Section 3.7, the Servicer shall so specify and shall specify the aggregate amount of such advance.

                      (c) If the amount on deposit in a Subservicer's Principal and Interest Account as of any Subservicer Remittance Date is less than the scheduled collections from Mortgage Loans with respect to the related Remittance Period, the Servicer shall cause the Subservicer to deposit to such Subservicer's Principal and Interest Account a sufficient amount of such Subservicer's own funds to make such amount equal to the related Subservicer Monthly Remittance Amount for such Subservicer Remittance Date. Such amounts of the Subservicer's own funds so deposited are also "Delinquency Advances."

                      (d) The Servicer will pay all reasonable and customary "out-of-pocket" costs and expenses (including reasonable legal fees) incurred in the performance of its servicing obligations including, but not limited to, the cost of (i) advancing Preservation Expenses, (ii) any enforcement or judicial proceedings, including foreclosures, (iii) the management and liquidation of REO Property (including, without limitation, advancing realtors' commissions) and (iv) advancing taxes, insurance and other charges against the Property. Each such expenditure will constitute a "Servicing Advance." The Servicer may recover Servicing Advances from the Mortgagors to the extent permitted by the Mortgage Loans or, if not theretofore recovered from the Mortgagor on whose behalf such Servicing Advance was made, from Liquidation Proceeds realized upon the liquidation of the related Mortgage Loan. Delinquency Advances and Servicing Advances shall be reimbursed as provided in Section 3.10.

                      (e) In the event that the Servicer shall be required to make a Delinquency Advance, it shall on the Remittance Date either (i) deposit in the Servicer Collection Account an amount equal to such Delinquency Advance, (ii) make an appropriate entry in the records of the Servicer Collection Account that funds in such account being held for future distribution or withdrawal have been, as permitted by this Section 3.7, used by the Servicer to make such Delinquency Advance, or (iii) make advances in the form of any combination of (i) and (ii) aggregating the amount of such Delinquency Advance. Any funds being held for future distribution to the Master Servicer and so used shall be replaced by the Servicer by deposit in the Servicer Collection Account on the Remittance Date to the extent that funds in the Servicer Collection Account on such Remittance Date with respect to the Mortgage Loans shall be less than payments required to be made to the Master Servicer on such date with respect to the Mortgage Loans. Under each Subservicing Agreement, the Servicer is entitled to receive from the Principal and Interest Accounts established by the Subservicers amounts received by the applicable Subservicers on particular Mortgage Loans as late payments of principal and interest or as Liquidation Proceeds or Insurance Proceeds and respecting which the Servicer has made an unreimbursed Delinquency Advance. The Servicer is also entitled to receive other amounts from the related Principal and Interest Accounts established by the Subservicers to reimburse itself for prior Nonrecoverable Advances respecting Mortgage Loans serviced by such Subservicers. The Servicer shall deposit these amounts in the Servicer Collection Account prior to withdrawal pursuant to Section 3.6.

           In accordance with Section 3.8, Delinquency Advances are reimbursable to the Servicer from cash in the Servicer Collection Account to the extent that the Servicer shall determine that any such advances previously made are Nonrecoverable Advances pursuant to Sections 3.7 and 3.8.

           Section 3.8. Nonrecoverable Advances. Any advance previously made by a Subservicer pursuant to its Subservicing Agreement with respect to a Mortgage Loan or by the Servicer that the Servicer shall determine in its good faith judgment not to be ultimately recoverable from Insurance Proceeds or Liquidation Proceeds or otherwise with respect to such Mortgage Loan or recoverable as late Monthly Payments with respect to such Mortgage Loan, shall be a "Nonrecoverable Advance." The determination by the Servicer that it or the applicable Subservicer has made a Nonrecoverable Advance or that any advance would constitute a Nonrecoverable Advance, shall be evidenced by an Officer's Certificate of the Servicer delivered to the Master Servicer on the Remittance Date and shall detail the reasons for such determination. Notwithstanding any other provision of this Agreement, any insurance policy relating to the Mortgage Loans, or any other agreement relating to the Mortgage Loans to which the Servicer is a party, (a) the Servicer, and each Subservicer shall not be obligated to, and shall not, make any advance that, after reasonable inquiry and in its sole discretion, the Servicer, or such Subservicer shall determine would be a Nonrecoverable Advance, and (b) the Servicer, and each Subservicer shall be entitled to reimbursement for any advance as provided in Section 3.7 of this Agreement.

           Section 3.9. Compensating Interest. A full month's interest at a rate equal to the applicable Coupon Rate with respect to each Mortgage Loan less the sum of (i) the Servicing Fee and (ii) Subservicing Fee, is due to the Master Servicer on the Loan Balance of each Mortgage Loan as of the beginning of each Remittance Period. If a Prepayment of a Mortgage Loan occurs during any calendar month, any difference between the interest collected from the Mortgagor during such calendar month and the full month's interest at the applicable Coupon Rate less the Subservicing Fee ("Compensating Interest") shall be deposited by each Subservicer prior to the Subservicer Remittance Date to the Principal and Interest Account and shall be included in the related Subservicer Monthly Remittance Amount to be remitted to, or drafted by, the Servicer on the Subservicer Remittance Date; provided, however, that the Subservicer shall not be required to deposit Compensating Interest in respect of Prepayments in an amount that exceeds the Subservicing Fee received by such Subservicer for the prior calendar month with respect to the Mortgage Loan subserviced by it. If a Subservicer fails to make some or all of a required Compensating Interest payment, the Servicer will pay, up to the amount of its Servicing Fee with respect to all Mortgage Loans being subserviced by such Subservicer, plus investment income in the Servicer Collection Account relating to all Mortgage Loans being subserviced by such Subservicer, the Compensating Interest payment that should have been made by such Subservicer, but was not, by depositing such Compensating Interest into the Servicer Collection Account on the Remittance Date. Neither the Subservicers nor the Servicer shall be entitled to reimbursement for Compensating Interest payments.

           Section 3.10. Permitted Withdrawals from the Servicer Collection Account and Principal and Interest Accounts.

                      (a) The Servicer is authorized to make withdrawals, from time to time, from the Servicer Collection Account or the Principal and Interest Accounts established by the Subservicers of amounts deposited therein in respect of the Mortgage Loans, as follows:

                                 (i) On each Servicer Remittance Date, the Servicer shall remit all Monthly Payments for the related Remittance Period to the Master Servicer to the following account: [need Master Servicer wiring information]

                                 (ii) To reimburse itself or the applicable Subservicer for Delinquency Advances and Servicing Advances made pursuant to this Agreement or a Subservicing Agreement, such right to reimbursement pursuant to this paragraph (i) being limited to amounts received on particular Mortgage Loans (including, for this purpose, Insurance Proceeds and Liquidation Proceeds) which represent late recoveries of principal and/or interest respecting which any such Delinquency Advance was made;

                                 (iii) To reimburse itself or the applicable Subservicer for amounts expended by or for the account of the Servicer pursuant to Section 3.7 or amounts expended by such Subservicer pursuant to the Subservicing Agreement or an agreement between a Subservicer and the Trust in connection with the restoration of property damaged by an uninsured cause or in connection with the liquidation of a Mortgage Loan;

                                 (iv) To pay to itself, with respect to the related Mortgage Loans, the Servicing Fee as to which no prior withdrawals from funds deposited by the Servicer have been made;

                                 (v) To reimburse itself or the applicable Subservicer for advances made with respect to related Mortgage Loans which the Servicer has determined to be Nonrecoverable Advances;

                                 (vi) To pay to itself reinvestment earnings deposited or earned in the Servicer Collection Account to which it is entitled and to reimburse itself for expenses incurred by and reimbursable to it pursuant to Sections 3.7 and 4.3;

                                 (vii) To withdraw amounts that have been deposited in error; and

                                 (viii) After making or providing for the above withdrawals, to clear and terminate the Servicer Collection Account and the Principal and Interest Accounts following termination of this Agreement pursuant to Section 6.1.

           Since, in connection with withdrawals pursuant to paragraphs (ii) and (iii), the Servicer's entitlement thereto is limited to collections or other recoveries on the related Mortgage Loan, the Servicer or the applicable Subservicer shall keep and maintain separate accounting for each Mortgage Loan, for the purpose of justifying any such withdrawals.

                      (b) The Servicer is authorized to make withdrawals from time to time from the Servicer Collection Account to reimburse itself for advances it has made pursuant to Section 3.7 hereof that it has determined to be Nonrecoverable Advances.

                      (c) With respect to any remittance to the Master Servicer made by the Servicer on or after the Business Day following the Business Day on which such remittance was due, the Servicer shall pay to the Master Servicer interest on such late remittance at an annual rate equal to the prime lending rate as published in the Wall Street Journal on the applicable days, plus two percentage points, but in no event greater than the maximum amount permitted by applicable law. Such interest shall be deposited in the Servicer Collection Account by the Servicer on the date such late remittance is made and shall cover the period commencing with the day after the Business Day following the Remittance Date and ending with the Business Day on which such late remittance is made, both inclusive. Such interest shall be remitted along with the remittance payable to the Master Servicer on the next succeeding Remittance Date. The payment by the Servicer of any such interest shall not be deemed an extension of time for payment or a waiver of any event of default by the Servicer.

           Section 3.11. Maintenance of Insurance; Collections Thereunder.

                      (a) The Servicer shall use commercially reasonable efforts to keep, and to cause the Subservicers to keep, in full force and effect each primary mortgage guaranty insurance policy required with respect to a Mortgage Loan, in the manner set forth in the applicable Subservicing Agreement, until no longer required. Notwithstanding the foregoing, the Servicer shall have no obligation to maintain such primary mortgage guaranty insurance policy for a Mortgage Loan for which the outstanding Principal Balance thereof at any time subsequent to origination was 80% or less of the sum of (i) the value of the related Property (as determined by the appraisal obtained at the time of origination) and (ii) the value of any Additional Collateral (as determined at the time of origination), unless required by applicable law.

                      (b) Unless required by applicable law, the Servicer shall not cancel or refuse to renew, or allow any Subservicer under its supervision to cancel or refuse to renew, any such primary mortgage guaranty insurance policy in effect on the Closing Date that are required to be kept in force hereunder; provided, however, that neither the Servicer nor any Subservicer shall advance funds for the payment of any premium due under any primary mortgage guaranty insurance if it shall determine that such an advance would be a Nonrecoverable Advance.

                      (c) The Servicer shall cause to be maintained for each Mortgage Loan (other than a Cooperative Loan) fire and hazard insurance with extended coverage in an amount which is not less than the original principal balance of such Mortgage Loan, except in cases approved by the Servicer in which such amount exceeds the value of the improvements to the Property. The Servicer shall also require fire and hazard insurance with extended coverage in a comparable amount on property acquired upon foreclosure, or deed - in lieu of foreclosure, of any Mortgage Loan (other than a Cooperative Loan). Any amounts collected under any such policies (other than amounts to be applied to the restoration or repair of the related Property) shall be deposited into the Principal and Interest Account, subject to withdrawal pursuant to the applicable Subservicing Agreement and pursuant to Sections 3.5, 3.6 and 3.10 hereof.

                      (d) Where any part of any improvement to the Property (other than with respect to a Cooperative Loan) is located in a federally designated special flood hazard area and in a community which participates in the National Flood Insurance Program at the time of origination of the related Mortgage Loan, the Servicer shall cause flood insurance to be provided. The hazard insurance coverage required by this Section 3.11 may be met with blanket policies providing protection equivalent to individual policies otherwise required. The Servicer or the applicable Subservicer shall be responsible for paying any deductible amount on any such blanket policy. The Servicer agrees to present, or cause to be presented, on behalf of and for the benefit of the Master Servicer, claims under the hazard insurance policy respecting any Mortgage Loan, and in this regard to take such reasonable actions as shall be necessary to permit recovery under such policy.

                                 (e) Any unreimbursed costs incurred in maintaining any insurance described in this Section 3.11 shall be recoverable as an advance by the Servicer from the Servicer Collection Account. Such insurance shall be with insurers approved by the Servicer and Fannie Mae or Freddie Mac. Other additional insurance may be required of a Mortgagor, in addition to that required pursuant to such applicable laws and regulations as shall at any time be in force and as shall require such additional insurance.

           Section 3.12. Due-on-Sale Clauses; Assumption and Substitution Agreements. When any Property has been or is about to be conveyed by the Mortgagor, the Servicer shall, to the extent it has knowledge of such prospective conveyance and prior to the time of the consummation of such conveyance and to the extent permitted in the applicable Subservicing Agreement or other agreement between such Subservicer and the Trust, exercise rights to accelerate the maturity of such Mortgage Loan, to the extent that such acceleration is permitted by the terms of the related Mortgage Note, under any "due-on-sale" clause applicable thereto; provided, however, that the Servicer shall not exercise any such right if the due-on-sale clause, in the reasonable belief of the Servicer, is not enforceable under applicable law or if such exercise would result in non-coverage of any resulting loss that would otherwise be covered under any insurance policy. In the event the Servicer is prohibited from exercising such right, the Servicer is authorized to take or enter into an assumption and modification agreement from or with the Person to whom a Property has been or is about to be conveyed, pursuant to which such Person becomes liable under the Mortgage Note and, unless prohibited by applicable state law or unless the Mortgage Note contains a provision allowing a qualified borrower to assume the Mortgage Note, the Mortgagor remains liable thereon; provided that the Mortgage Loan shall continue to be covered (if so covered before the Servicer enters such agreement) by any related primary mortgage guaranty insurance policy. The Servicer is also authorized to enter into a substitution of liability agreement with such Person, pursuant to which the original Mortgagor is released from liability and such Person is substituted as Mortgagor and becomes liable under the Mortgage Note. The Servicer will cause the Subservicer not to enter into any substitution or assumption with respect to a Mortgage Loan unless permitted by applicable law and if such substitution or assumption shall constitute a "significant modification" effecting an exchange or reissuance of such Mortgage Loan under the Code (or Treasury Regulations promulgated thereunder in the absence of advice of counsel that a significant modification of a Mortgage Loan would not have a material adverse effect on the Trust). The Servicer shall notify the Master Servicer that any such substitution or assumption agreement has been completed by forwarding to the Master Servicer the original copy of such substitution or assumption agreement and other documents and instruments constituting a part thereof. In connection with any such assumption or substitution agreement, the terms of the related Mortgage Note shall not be changed. Any fee collected by the applicable Subservicer for entering into an assumption or substitution of liability agreement shall be retained by such Subservicer as additional servicing compensation.

           Notwithstanding the foregoing paragraph or any other provision of this Agreement, the Servicer shall not be deemed to be in default, breach or any other violation of its obligations hereunder by reason of any assumption of a Mortgage Loan by operation of law or any assumption which the Servicer or the Subservicer may be restricted by law from preventing, for any reason whatsoever.

           Section 3.13. Realization Upon Defaulted Mortgage Loans.

           The Servicer shall foreclose upon or otherwise comparably convert, or cause to be foreclosed upon or comparably converted, the ownership of any Property securing a Mortgage Loan which comes into and continues in default and as to which no satisfactory arrangements can be made for collection of delinquent payments pursuant to Section 3.1. In lieu of such foreclosure or other conversion, and taking into consideration the desirability of maximizing net Liquidation Proceeds after taking into account the effect of Insurance Proceeds upon Liquidation Proceeds, the Servicer may, to the extent consistent with prudent mortgage loan servicing practices, accept a payment of less than the outstanding Loan Balance of a delinquent Mortgage Loan in full satisfaction of the indebtedness evidenced by the related Mortgage Note and release the lien of the related Mortgage upon receipt of such payment. The Servicer shall not foreclose upon or otherwise comparably convert a Property if the Servicer is aware of evidence of toxic waste, other hazardous substances or other evidence of environmental contamination thereon and the Servicer determines that it would be imprudent to do so. In connection with such foreclosure or other conversion, the Servicer shall cause to be followed such practices and procedures as it shall deem necessary or advisable and as shall be normal and usual in general mortgage servicing activities. The foregoing is subject to the provision that, in the case of damage to a Property from an uninsured cause, the Servicer shall not be required to advance its own funds towards the restoration of the property unless it shall be determined in the sole judgment of the Servicer, (i) that such restoration will increase the proceeds of liquidation of the Mortgage Loan after reimbursement to itself for such expenses, and (ii) that such expenses will be recoverable to it through Liquidation Proceeds. The Servicer shall be responsible for all other costs and expenses incurred by it in any such proceedings; provided, however, that it shall be entitled to reimbursement thereof (as well as its normal servicing compensation) as an advance. The Servicer shall maintain information required for tax reporting purposes regarding any Property which is abandoned or which has been foreclosed or otherwise comparably converted. The Servicer shall report such information to the Internal Revenue Service and the Mortgagor in the manner required by applicable law.

           Section 3.14. Master Servicer to Cooperate; Release of Mortgage Files. Upon the Prepayment in full or scheduled maturity of any Mortgage Loan, the Servicer shall cause such final payment to be immediately deposited in the related Principal and Interest Account or the Servicer Collection Account. Upon notice thereof, the Servicer shall promptly notify the Master Servicer by an Officer's Certificate (which certification shall include a statement to the effect that all amounts received in connection with such payment which are required to be deposited in either such account have been so deposited) and shall request the Trustee to deliver to the applicable subservicer the File. Upon receipt of such properly completed certification and request, the Trustee shall, not later than the fifth succeeding Business Day, cause the release of the related File to the Servicer or the applicable Subservicer indicated in such request. With any such Prepayment in full or other final payment, the Servicer is authorized to prepare for and procure from the Trustee or mortgagee under the Mortgage which secured the Mortgage Note a deed of full reconveyance or other form of satisfaction or assignment of Mortgage and endorsement of Mortgage Note in connection with a refinancing covering the Property, which satisfaction, endorsed Mortgage Note or assigning document shall be delivered by the Servicer to the person or persons entitled thereto. No expenses incurred in connection with such satisfaction or assignment shall be payable to the Servicer by the Trustee or from the Servicer Collection Account, or the related Principal and Interest Account. From time to time as appropriate for the servicing or foreclosure of any Mortgage Loan, including, for this purpose, collection under any primary mortgage guaranty insurance, the Trustee shall, upon request of the Servicer or the applicable Subservicer and delivery to it of a Servicer's Trust Receipt in the form of Exhibit C signed by an authorized Officer of the Servicer or applicable Subservicer, release not later than the fifth Business Day following the date of receipt of such request of the related File to the Servicer or the related Subservicer and shall execute such documents as shall be necessary to the prosecution of any such proceedings. Such Servicer's Trust Receipt shall obligate the Servicer or applicable Subservicer to return the File to the Trustee when the need therefor by the Servicer or applicable Subservicer no longer exists, unless the Mortgage Loan shall be liquidated, in which case, upon receipt of a Officer's Certificate similar to that herein above specified.

           Section 3.15. Compensation to the Servicer and the Subservicers.

                      (a) As compensation for its activities hereunder, the Servicer shall be entitled, without duplication, to receive from the Servicer Collection Account the Servicing Fee. The Servicer shall be required to pay all expenses incurred by it in connection with its activities hereunder and shall not be entitled to reimbursement therefor, except as specifically provided herein.

                      (b) As compensation for its activities under the applicable Subservicing Agreement, the applicable Subservicer shall be entitled to withhold or withdraw from the related Principal and Interest Account the amounts provided for in such Subservicing Agreement. Each Subservicer is required to pay all expenses incurred by it in connection with its servicing activities under its Subservicing Agreement (including payment of premiums for primary mortgage guaranty insurance policies, if required) and shall not be entitled to reimbursement therefor except as specifically provided in such Subservicing Agreement and not inconsistent with this Agreement.

                      (c) Additional servicing compensation in the form of prepayment charges, release fees and similar items, to the extent collected from Mortgagors, may be retained by the applicable subservicer.

           Section 3.16. Annual Statement as to Compliance.

                      (a) Not later than March 15 of each year (or if such day is not a Business Day, the next succeeding Business Day), the Servicer will deliver to the Master Servicer an Officer's Certificate for the prior calendar year, beginning with the calendar year ending December 31, 2003, stating that (i) a review of the activities of the Servicer during the preceding year and of performance under this Agreement has been made under such officer's supervision, and (ii) to the best of such officer's knowledge, based on such review, the Servicer has fulfilled all of its obligations under this Agreement throughout such year or, if there has been a default in the fulfillment of any such obligation, specifying each such default known to such officer and the nature and status thereof.

                      (b) Not later than March 15 of each year (or if such day is not a Business Day, the next succeeding Business Day), the Servicer will deliver to the Master Servicer an Officer's Certificate for the prior calendar year, beginning with the calendar year ending December 31, 2003, in substantially the form of Exhibit D to this Agreement.

                      (c) The Servicer agrees to indemnify and hold harmless each of the Trust, the Master Servicer, each Person, if any, who "controls" the Master Servicer within the meaning of the Securities Act of 1933, as amended, and their respective officers, directors, agents and affiliates (collectively, the "Indemnitees") against any and all losses, damages, penalties, fines, forfeitures, legal fees and related costs, judgments and any other costs, fees and expenses that the Indemnitees may sustain arising out of third party claims based on (i) the failure of the Servicer to deliver or cause to be delivered when required any Officer's Certificate required pursuant to Section 3.16(a) or Section 3.16(b), or the accountants' statement required pursuant to Section 3.17, or (ii) any material misstatement or omission in any certification pursuant to Section 302(a) of the Sarbanes-Oxley Act of 2002 and Rules 13a-14 and 15d-14 promulgated by the Securities and Exchange Commission thereunder made in reliance on any material misstatement or omission contained in any Officer's Certificate provided pursuant to Section 3.16(a) or Section 3.16(b) or the accountants' statement required pursuant to Section 3.17. If the indemnification provided for herein is unavailable or insufficient to hold harmless any Indemnitee, then the Servicer agrees that it shall contribute to the amount paid or payable by the Indemnitee as a result of the losses, claims, damages or liabilities of the Indemnitee arising out of clause (i) or (ii) of the preceding sentence in such proportion as is appropriate to reflect the relative fault of the Indemnitee on the one hand and the Servicer on the other.

           Section 3.17. Annual Independent Public Accountants' Servicing Report. Not later than March 15 of each year (or if such day is not a Business Day, the next succeeding Business Day), the Servicer will, at its expense, cause a firm of independent public accountants that is a member of the American Institute of Certified Public Accountants to furnish to the Master Servicer a statement to the effect that such firm has examined certain documents and records relating to the mortgage servicing operations of the Servicer substantially in compliance with the Uniform Single Attestation Program for Mortgage Bankers and that, on the basis of such examination, nothing has come to such firm's attention that would indicate that such servicing has not been conducted in compliance therewith, except for (i) such exceptions as such firm shall believe to be immaterial, and (ii) such other exceptions as shall be set forth in such statement.

           Section 3.18. Access to Certain Documentation and Information Regarding the Mortgage Loans. In the event that the Certificates are legal for investment by federally-insured savings associations, the Servicer shall provide to the OTS, the FDIC and the supervisory agents and examiners of the OTS and the FDIC access to the documentation regarding the related Mortgage Loans required by applicable regulations of the OTS or the FDIC, as applicable, and shall in any event provide such access to the documentation regarding such Mortgage Loans to the Trustee and its representatives, such access being afforded without charge, but only upon reasonable request and during normal business hours at the offices of the Servicer designated by it.

           Section 3.19. Assignment of Agreement. The Servicer may not assign its obligations under this Agreement, in whole or in part, unless it shall have first obtained the written consent of the Master Servicer.

           Section 3.20. ARMs. The Servicer shall enforce each ARM and 5/1 ARM Mortgage Loan in accordance with its terms and shall or shall cause the applicable Subservicers to timely calculate, record, report and apply all interest rate adjustments in accordance with the related Mortgage Note. The Servicer's records shall, at all times, reflect the then Coupon Rate and monthly payment and the Servicer shall or shall cause the applicable Subservicers to timely notify the Mortgagor of any changes to the Coupon Rate or the Mortgagor's monthly payment.

           Section 3.21. Inspections by Master Servicer and Account Parties. At any reasonable time and from time to time upon reasonable notice, the Master Servicer, the Trustee, the Trust or any agents or representatives thereof may inspect the Servicer's servicing operations and discuss the servicing operations of the Servicer and each Subservicer with any of its officers or directors. The costs and expenses incurred by the Servicer or its agents or representatives in connection with any such examinations or discussions shall be paid by the Servicer.

           Section 3.22. Reports to the Master Servicer; Servicer Collection Account Statement.

                      (a) Not later than 12:00 noon Eastern time each Remittance Date, the Servicer shall forward a statement to the Master Servicer setting forth the status of the Servicer Collection Account as of the close of business on the related Subservicer Remittance Date and showing, for the period covered by such statement, the aggregate of deposits into and withdrawals from the Servicer Collection Account for each category of deposit specified in Sections 3.1, 3.5 and 3.6 (and separately listing amounts with respect to Sections 3.6(b)(i) and (ii)) and each category of withdrawal specified in Section 3.7 and 3.8, and stating that all distributions required by this Agreement have been made (or if any required distribution has not been made, specifying the nature and amount thereof).

                      (b) On or before 12:00 noon Eastern time each Remittance Date, the Servicer shall calculate the portion of any Realized Losses allocable to the Principal Shortfall Amount on the Mortgage Loans and shall advise the Master Servicer of such Principal Shortfall Amount in its report.

                      (c) No later than 12:00 noon Eastern time each Remittance Date, the Servicer shall prepare and provide a report to the Master Servicer listing separately the interest and principal components of the related Monthly Payment (and separately setting forth, as to principal payments received, the amounts representing scheduled principal payments and payments of Non-Scheduled Principal with respect to the Mortgage Loans).

           Section 3.23. Designated Depository Institutions. The Servicer shall give the Master Servicer (a) at least thirty days' prior written notice of any anticipated change of Designated Depository Institution and (b) written notice of any change in the ratings of a Designated Depository Institution of which the Servicer is aware, within two Business Days after discovery.

           Section 3.24. [Intentionally Omitted]

           Section 3.25. Data.

                      (a) Upon or prior to the Closing Date, the Servicer will provide to the Master Servicer a Data Tape, together with the Data Dictionary. Thereafter, on each Reporting Date, the Servicer will provide to the Master Servicer a Data Tape as of the end of the preceding Remittance Period together with a written explanation of any revisions made to the Data Dictionary during the preceding Remittance Period. The Master Servicer shall have no duty or obligation with respect to the accuracy of the information contained in any Data Tape or in the Data Dictionary.

                      (b) Each Data Tape and Data Dictionary furnished by the Servicer pursuant to this Agreement shall be deemed confidential and of proprietary nature, and shall not be copied or distributed to any other Person. No Person entitled to receive copies of such tapes shall use the information therein for the purpose of soliciting the Mortgagors or for any other purpose except as set forth in this Agreement.

ARTICLE IV
THE SERVICER

           Section 4.1. Liabilities of the Servicer. The Servicer shall be liable in accordance herewith only to the extent of the obligations specifically imposed upon and undertaken by the Servicer, as applicable.

           Section 4.2. Merger or Consolidation of the Servicer. Any corporation into which or the Servicer may be merged or consolidated, or any corporation resulting from any merger, conversion or consolidation to which the Servicer shall be a party (a "Business Combination"), or any corporation succeeding to the business of the Servicer, shall be the successor of the Servicer hereunder, without the execution or filing of any paper or any further act on the part of any of the parties hereto, anything herein to the contrary notwithstanding; provided that such Person is qualified to sell mortgage loans to, and service mortgage loans on behalf of, Fannie Mae or Freddie Mac and further provided that such Business Combination does not adversely affect the then current ratings of the Certificates by the Rating Agencies. Notwithstanding the foregoing, the Servicer shall provide 90 days advance written notice to the Master Servicer of its intention to resign in connection with a Business Combination that does not meet the foregoing requirements, in which case, the Master Servicer shall appoint a successor Servicer acceptable to the Trust or the Master Servicer shall assume all the duties and obligations of the Servicer of this Agreement. The resigning Servicer will in a commercially reasonable manner facilitate the transfer of servicing to the replacement Servicer prior to the expiration of such notice period. No removal or resignation of the Servicer will become effective until the Master Servicer or a successor Servicer has assumed the Servicer's responsibilities and delegations in accordance herewith.

           Section 4.3. Limitation on Liability of the Servicer and Others. Neither the Servicer nor any of the directors, officers, employees or agents of the Servicer shall be under any liability to the Master Servicer or the Trust for any action taken by such Person or by a Subservicer or for such Person's or Subservicer's refraining from the taking of any action in good faith pursuant to this Agreement, or for errors in judgment; provided, however, that this provision shall not protect the Servicer or any such Person against any breach of representation or warranties made by it herein or protect the Servicer or any such Person against any liability which would otherwise be imposed by reason of willful misfeasance, bad faith or gross negligence in the performance of duties or by reason of reckless disregard of duties and obligations hereunder. The Servicer and any director, officer, employee or agent of the Servicer may rely in good faith on any document of any kind properly executed and submitted by any Person respecting any matters arising hereunder. The Servicer and any director, officer, employee or agent of the Servicer shall be indemnified by the Trust and held harmless against any loss, liability or expense incurred in connection with any legal action relating to this Agreement, the Pooling and Servicing Agreement or the Certificates, other than any loss, liability or expense relating to any Mortgage Loan (other than as otherwise permitted in this Agreement) or incurred by reason of willful misfeasance, bad faith or gross negligence in the performance of duties hereunder or by reason of reckless disregard of obligations and duties hereunder. The Servicer shall not be under any obligation to appear in, prosecute or defend any legal action which is not incidental to its duties to service the Mortgage Loans in accordance with this Agreement and which in its opinion may involve it in any expense or liability; provided, however, that the Servicer may, with the prior written consent of Master Servicer, undertake any such action which it may deem necessary or desirable with respect to the Mortgage Loans, this Agreement, the Trust or the rights and duties of the parties hereto and the interests of the Trust hereunder. In such event, the legal expenses and costs of such action and any liability resulting therefrom shall be expenses, costs and liabilities of the Trust and the Servicer shall be entitled to be reimbursed therefor out of the Servicer Collection Account, as provided by Section 3.10.

           Section 4.4. The Servicer Not to Resign. The Servicer shall not resign from the obligations and duties hereby imposed on it except (i) with the written consent of the Master Servicer or (ii) determination that such duties and obligations are no longer legally permissible, and upon appointment of a successor Servicer by the Master Servicer and receipt by the Trustee and the Trust of a letter from each Rating Agency that such resignation and appointment will not result in a downgrading of the Certificates or upon a determination that its duties thereunder are no longer permissible under applicable law. Any such determination permitting the resignation of the Servicer shall be evidenced by an opinion of counsel to such effect which shall be delivered to the Trustee and the Trust.

ARTICLE V
REMOVAL OF SERVICER

           Section 5.1. Removal of Servicer - Resignation of Servicer.

                      (a) The Master Servicer may remove the Servicer upon the occurrence of any of the following events (each, a "Servicer Termination Event"):

                                 (i) The Servicer shall (a) apply for or consent to the appointment of a receiver, trustee in bankruptcy, liquidator or custodian or similar entity in any bankruptcy, insolvency, readjustment of debt, marshaling of assets and liabilities or similar proceedings of or relating to the Servicer or relating to all or substantially all of its property, (b) admit in writing its inability to pay its debts generally as they become due, (c) make an assignment for the benefit of its creditors, (d) be adjudicated a bankrupt or insolvent, (e) commence a voluntary case under the federal bankruptcy laws of the United States of America or file a voluntary petition or answer seeking reorganization, an arrangement with creditors or an order for relief or seeking to take advantage of any insolvency law or file an answer admitting the material allegations of a petition filed against it in any bankruptcy, reorganization or insolvency proceeding or (f) cause corporate action to be taken by it for the purpose of effecting any of the foregoing; or

                                 (ii) If without the application, approval or consent of the Servicer, a proceeding shall be instituted in any court of competent jurisdiction, under any law relating to bankruptcy, insolvency, reorganization or relief of debtors, seeking in respect of the Servicer an order for relief or an adjudication in bankruptcy, reorganization, dissolution, winding up, liquidation, a composition or arrangement with creditors, or a readjustment of debts, the appointment of a trustee, receiver, liquidator or custodian or similar entity with respect to the Servicer or of all or any substantial part of its assets, or other like relief in respect thereof under any bankruptcy or insolvency law, and, if such proceeding is being contested by the Servicer in good faith, the same shall (a) result in the entry of an order for relief or any such adjudication or appointment or (b) continue undismissed or pending and unstayed for any period of 60 consecutive days; or

                                 (iii) The Servicer shall fail to perform in any material respect any one or more of its obligations under this Agreement (other than its obligations referenced in clause (v) below) and shall continue in default thereof for a period of 30 days after receipt by the Servicer of a written notice from the Master Servicer of said failure; provided, however, that if the Servicer demonstrates to the reasonable satisfaction of the Master Servicer that it is diligently pursuing corrective action, the cure period may be extended for up to an additional 30 days; or

                                 (iv) The Servicer shall fail to cure any breach of any of its representations and warranties set forth in this Agreement which materially and adversely affects the interests of the Master Servicer or the Trust for a period of 30 days after receipt by the Servicer of a written notice from the Master Servicer of such breach; provided, however, that if the Servicer demonstrates to the reasonable satisfaction of the Master Servicer that it is diligently pursuing corrective action, the cure period shall be extended for up to an additional 30 days; or

                                 (v) The failure by the Servicer to make any required Delinquency Advance or to pay any Compensating Interest or to remit to the Master Servicer the Monthly Payment, or any other amount required to be so remitted by Servicer under this Agreement; or

                                 (vi) Any failure by the Servicer to duly observe or perform, in any material respect, any other covenant, obligation or agreement of the Servicer as set forth in this Agreement, which failure continues unremedied for a period of sixty (60) (or, in the case of any failure to pay the premium for any insurance policy which is required to be maintained hereunder, thirty (30)) days after the date on which written notice of such failure, requiring the same to be remedied, shall have been given to the Servicer by the Master Servicer; provided that any failure by the Servicer to duly perform its obligations under Section 3.16 or Section 3.17, which failure continues unremedied for a period of thirty (30) days after the date on which written notice of such failure, requiring the same to be remedied, shall have been received by the Servicer from the Master Servicer, shall be deemed to be a material breach of this Agreement;

           then, and in each and every such case, so long as an Event of Default shall not have been remedied, the Master Servicer may remove the Servicer upon the occurrence of any Servicer Termination Event. Whereupon all of its rights (other than its rights to be reimbursed for advances) and obligations, including its rights to the Servicing Fee (other than any Servicing Fee which has accrued up to the termination date, but remains unpaid), shall terminate. Such termination shall be final and binding. On or after the receipt by the Servicer of such written notice, all authority and power of the Servicer under this Agreement, whether with respect to the Mortgage Loans or otherwise, shall pass to and be vested in the Master Servicer pursuant to and under this Section 5.1(a); and, without limitation, the Master Servicer is hereby authorized and empowered to execute and deliver, on behalf of the Servicer, as attorney-in-fact or otherwise, any and all documents and other instruments, and to do or accomplish all other acts or things necessary or appropriate to effect the purposes of such notice of termination, whether to complete the transfer and endorsement or assignment of the Mortgage Loans and related documents, or otherwise. The Servicer agrees to cooperate with the Master Servicer in effecting the termination of the Servicer's responsibilities and rights hereunder, including, without limitation, the transfer to the Master Servicer for administration by it of all cash amounts which shall at the time be credited by the Servicer to the Servicer Collection Account or thereafter be received with respect to the Mortgage Loans.

                      (b) Notwithstanding the foregoing, if a Servicer Termination Event described in clause (v) of Section 5.1(a) shall occur, the Master Servicer shall, by notice in writing to the Servicer, which may be delivered by telecopy, immediately suspend all of the rights and obligations of the Servicer thereafter arising under this Agreement, but without prejudice to any rights it may have as a Certificateholder or to reimbursement of Delinquency Advances and other advances of its own funds, and the Master Servicer shall act as provided in Section 5.1(c) to carry out the duties of the Servicer, including the obligation to make any Delinquency Advance the nonpayment of which was a Servicer Termination Event described in clause (v) of Section 5.1(a). If the Servicer shall within two Business Days following such suspension remit to the Master Servicer the amount of any Delinquency Advance the nonpayment of which by the Servicer was a Servicer Termination Event described in clause (v) of Section 5.1(a), the Master Servicer shall permit the Servicer to resume its rights and obligations as Servicer hereunder. The Servicer agrees that it will reimburse the Master Servicer for actual, necessary and reasonable costs incurred by the Master Servicer because of action taken pursuant to clause (v) of Section 5.1(a). The Servicer agrees that if a Servicer Termination Event as described in clause (v) of Section 5.1(a) shall occur more than two times in any twelve-month period, the Master Servicer shall be under no obligation to permit the Servicer to resume its rights and obligations as Servicer hereunder.

                      (c) Within 90 days after the time the Servicer receives a notice of termination pursuant to Section 5.1, the Master Servicer shall be the successor in all respects to the Servicer under this Agreement and under the Subservicing Agreements with respect to the Mortgage Loans and with respect to the transactions set forth or provided for herein and shall have all the rights and powers and be subject to all the responsibilities, duties and liabilities relating thereto arising after the Servicer receives such notice of termination placed on the Servicer by the terms and provisions hereof and thereof, and shall have the same limitations on liability herein granted to the Servicer; provided, that the Master Servicer shall not under any circumstances be responsible for any representations and warranties or any liability incurred by the Servicer at or prior to the time the Servicer was terminated as Servicer and the Master Servicer shall not be obligated to make a Delinquency Advance if it is prohibited by law from so doing. As compensation therefor, the Master Servicer shall be entitled to all funds relating to the Mortgage Loans which the Servicer would have been entitled to retain or to withdraw from the Servicer Collection Account if the Servicer had continued to act hereunder, except for those amounts due to the Servicer as reimbursement for advances previously made or amounts previously expended and that are otherwise reimbursable hereunder. Notwithstanding the above, the Master Servicer may, if it shall be unwilling to so act, or shall if it is unable to so act, appoint, or petition a court of competent jurisdiction to appoint, any established housing and home finance institution having a net worth of not less than $10,000,000 as the successor to the Servicer hereunder in the assumption of all or any part of the responsibilities, duties or liabilities of the Servicer hereunder and under any Subservicing Agreements. Pending any such appointment, the Master Servicer is obligated to act in such capacity. In connection with such appointment and assumption, the Master Servicer may make such arrangements for the compensation of such successor out of payments on Mortgage Loans as it and such successor shall agree; provided, however, that no such compensation shall, together with the compensation to the Master Servicer, be in excess of that permitted the Servicer hereunder. The Master Servicer and such successor shall take such actions, consistent with this Agreement, as shall be necessary to effectuate any such succession.

ARTICLE VI
TERMINATION

           Section 6.1. Termination of Agreement. All obligations created by this Agreement will terminate upon the earlier to occur of (i) termination of the Trust in accordance with the Pooling and Servicing Agreement, and (ii) the later to occur of (a) the final payment or other liquidation (or any advance made with respect thereto) of the last Mortgage Loan in the Trust or (b) the disposition of all property acquired in respect of any Mortgage Loan remaining in the Trust.

ARTICLE VII
MISCELLANEOUS PROVISIONS

           Section 7.1. Amendment. This Agreement may be amended by the Servicer and the Master Servicer, with the consent of the Trustee (which consent may not be unreasonably withheld) to cure any ambiguity or defect, to correct or supplement any provisions in this Agreement or for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions in this Agreement or of modifying in any manner the rights of the Certificate Owner; provided, however, that such action shall not, as evidenced by an opinion of counsel delivered to the Trustee, adversely affect in any material respect the interests of the Certificate Owners, or provision of a letter from each Rating Agency (as defined in the Pooling and Servicing Agreement) that such amendment will not result in such Rating Agency lowering or withdrawing its rating on the certificates issued under the Pooling and Servicing Agreement that it rates.

           Section 7.2. Notices. All notices hereunder shall be given as follows, until any superseding instructions are given to all other Persons listed below:

The Master Servicer:	Wells Fargo Bank Minnesota, National Association 9062 Old Annapolis Road Columbia, Maryland 21045 Attention: Thornburg/SAMI 2003-2

The Servicer:	Washington Mutual Mortgage Securities Corp. 75 N. Fairway Drive Vernon Hills, IL 60061

The Trust:	c/o Deutsche Bank National Trust Company 1761 East St. Andrew Place Santa Ana, California 92705-4934

The Trustee:	Deutsche Bank National Trust Company 1761 East St. Andrew Place Santa Ana, California 92705-4934

Thornburg Mortgage Home Loans, Inc.:	150 Washington Street, Suite 302 Santa Fe, New Mexico 87501

(or such other address as may hereafter be furnished to all the parties in writing by any party)

           Section 7.3. Limitations on Rights of Others. Nothing in this Agreement expressed or implied, shall give to any Person, other than the parties hereto and their respective successors hereunder, any benefit or any legal or equitable right, remedy or claim under this Agreement.

           Section 7.4. Severability. Any provision of this Agreement that is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

           Section 7.5. Separate Counterparts. This Agreement may be executed by the parties hereto in separate counterparts, each of which when so executed and delivered shall be an original, but all such counterparts shall together constitute but one and the same instrument.

           Section 7.6. Headings. The headings of the various Articles and Sections herein are for convenience of reference only and shall not define or limit any of the terms or provisions hereof.

           Section 7.7. Governing Law. THIS AGREEMENT SHALL BE CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, WITHOUT REFERENCE TO ITS CONFLICT OF LAWS PROVISIONS, AND THE OBLIGATIONS, RIGHTS AND REMEDIES OF THE PARTIES HEREUNDER SHALL BE DETERMINED IN ACCORDANCE WITH SUCH LAWS.

           Section 7.8. Master Servicer. The Master Servicer has been directed to enter into this Agreement pursuant to Section 3.01 of the Pooling and Servicing Agreement. For all purposes of the Agreement, in the performance of any duties or obligations of the Master Servicer hereunder, the Master Servicer shall be subject to and entitled to the benefits of the terms and provisions of the Pooling and Servicing Agreement.

           Section 7.9. No Joint Venture. Nothing contained in this Agreement (i) shall constitute the Servicer and either of the Master Servicer or the Trustee as members of any partnership, joint venture, association, syndicate, unincorporated business or other separate entity, (ii) shall be construed to impose any liability as such on any of them or (iii) shall be deemed to confer on any of them any express, implied or apparent authority to incur any obligation or liability on behalf of the others.

           IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed and delivered by their respectable duly authorized officers as of the day and year first above written.

WELLS FARGO BANK MINNESOTA,
NATIONAL ASSOCIATION, not in its
individual capacity but solely as Master Servicer
under the Pooling and Servicing Agreement
referenced herein

By: /s/ Amy Doyle

WASHINGTON MUTUAL MORTGAGE SECURITIES CORP.

By: /s/ Tammy Spriggs

Acknowledged by:

THORNBURG MORTGAGE SECURITIES TRUST 2003-2
By: Deutsche Bank National Trust Company, not in its
individual capacity but solely as Trustee

By: /s/ Ronald Reyes
      Ronaldo Reyes
      Associate

DEUTSCHE BANK NATIONAL TRUST COMPANY
not in its individual capacity but solely as Trustee

By: /s/ Ronald Reyes
      Ronaldo Reyes
      Associate

THORNBURG MORTGAGE HOME LOANS, INC.

By: /s/ Deborah J. Burns
      Deborah J. Burns
      Vice President

EXHIBIT A

Documents Included In File

           (a) Except as provided in clauses (b) and (c) of this Exhibit A, Deutsche Bank National Trust Company, as indenture trustee pursuant to the Indenture dated as of December 1, 1998, as amended and supplemented as of March 25, 1999 between TMA Mortgage Funding Trust I and Deutsche Bank National Trust Company (the "Indenture Trustee") shall deliver on or before April 3, 2003 to Deutsche Bank National Trust Company in its capacity as trustee (the "2003-2 Trustee") for Thornburg Mortgage Securities Trust 2003-2 (the "2003-2 Trust") as designee of TMHL, the following documents with respect to each of the Mortgage Loans:

           (i) the original Mortgage Note, endorsed without recourse, to the order of the 2003-2 Trustee, or in blank and showing an unbroken chain of endorsements from the original payee thereof to the person endorsing it to the 2003-2 Trustee; provided, however, that with respect certain Mortgage Notes identified on the Trustee's exception report, the Indenture Trustee will not provide the original Mortgage Notes and in lieu thereof the Indenture Trustee will provide lost note affidavits from TMHL;

           (ii) either (1) the original Mortgage with evidence of recording thereon, (2) a copy of the Mortgage certified as a true copy by the related originator, a third party seller, a title closer or a settlement agent or an attorney where the original Mortgage has been transmitted for recording until such time as the original or certified copy is returned by the public recording office or (3) a copy of the Mortgage certified by the public recording office in those instances where the original recorded Mortgage has been retained by the public recording office or has been lost;

           (iii) a copy of an assignment of the Mortgage to the 2003-2 Trustee or in blank, in a form for recording or filing, as may be appropriate in the state where the property is located;

           (iv) a copy of each title insurance policy or, if such policy has not yet been issued, a commitment or binder therefor;

           (v) originals of each intervening assignment with evidence of recording thereon showing a complete chain of title from the originator to the Indenture Trustee, or if the original of any such intervening assignment is unavailable, a copy certified as a true copy by the related originator, a third party seller, a title closer or a settlement agent or an attorney until such time as the original or a copy certified by the public recording office is returned;

           (vi) originals of all assumptions and modification agreements, if any;

           (vii) with respect to each Mortgage Loan secured by Additional Collateral, the original assignment of the related pledge agreement concerning such Additional Collateral, together with a copy of such related pledge agreement; a copy of each related UCC-1 filing statement, and an original UCC-3 filing statement, where applicable, together with a copy of all applicable and executed notices of assignment; and an original assignment of all related servicing agreements, mortgages, guarantees and other documents executed and delivered to the Indenture Trustee in connection with such Additional Collateral; and

           (viii) with respect to each Cooperative Loan, the related Cooperative Note, the original security agreement, the proprietary lease or occupancy agreement, the related stock certificate and blank stock power and a copy of the original filed financing statement together with assignments to the 2003-2 Trustee in a form sufficient for filing;

           (b) Notwithstanding anything to the contrary contained in this Exhibit A, in those instances where the public recording office retains the original Mortgage, the assignment of a Mortgage or the intervening assignments of the Mortgage after it has been recorded, the Indenture Trustee shall be deemed to have satisfied its obligations hereunder upon delivery to the 2003-2 Trustee of a true and correct copy of such Mortgage, such assignment or assignments of Mortgage, duly certified by the applicable recorder's office.

           (c) Notwithstanding anything to the contrary contained in this Exhibit A, the Indenture Trustee shall retain possession, in its capacity as custodian under the Biparty Custodial Agreement dated June 26, 1997 between Deutsche Bank National Trust Company (formerly known as Bankers Trust Company of California N.A.) and Thornburg Mortgage, Inc. (formerly known as Thornburg Mortgage Asset Corporation), of the following Mortgage Loans:

EXHIBIT B

SCHEDULE OF MORTGAGE LOANS
(Available upon request)

EXHIBIT C

To:	Deutsche Bank National Trust Company 1761 East St. Andrew Place Santa Ana, California 92705-4934 Attn: Corporate Trust - Thornburg Mortgage Securities Trust, 2003-2 Date:

           In connection with the administration of the Mortgage Loans serviced by Washington Mutual Mortgage Securities Corp. (the "Servicer") pursuant to a Submaster Servicing Agreement dated as of March 1, 2003 (the "Agreement'), between the Servicer and Wells Fargo Bank Minnesota, National Association, as master servicer, the Servicer or applicable Subservicer hereby requests a release of the File held by you as Trustee of the above-referenced trust with respect to the following described Mortgage Loan for the reason indicated below.

Mortgagor's Name:

Loan No.:

Reason for requesting file:

_____	1.	Mortgage Loan paid in full.

           (The Servicer hereby certifies that all amounts received in connection with the loan and required to be remitted to the Trustee have been or will be remitted to the Trustee pursuant to the Sale and Servicing Agreement.)

_____	2.	The Mortgage Loan is being foreclosed.

_____	2.	Other. (Describe).

           The undersigned acknowledges that the above File will be held by the undersigned in accordance with the provisions of the Agreement and will be returned to you, except if the Mortgage Loan has been paid in full (in which case the File will be retained by us permanently) and except if the Mortgage Loan is being foreclosed (in which case the File will be returned when no longer required by us for such purposes).

           Capitalized terms used herein shall have the meanings ascribed to them in the Agreement.

WASHINGTON MUTUAL MORTGAGE SECURITIES CORP. By:___________________________________ Name: Title:

EXHIBIT D

           I, [name of certifying individual], a duly elected and acting officer of Washington Mutual Mortgage Securities Corp. (the "Servicer"), certify pursuant to Section 3.16(b) of the Submaster Servicing Agreement dated as of April 1, 2003 (as from time to time amended or replaced by a reconstituted servicing or other successor servicing agreement (the "Servicing Agreement") between the Servicer and Wells Fargo Bank Minnesota, National Association (the "Master Servicer"), to the Master Servicer, each Person, if any, who "controls" the Master Servicer or such other Person within the meaning of the Securities Act of 1933, as amended, and their respective officers and directors, with respect to the calendar year immediately preceding the date of this certificate (the "Relevant Year"), as follows:

           1. For purposes of this certificate, "Relevant Information" means the information in the certificate provided pursuant to Section 3.16(a) of the Servicing Agreement (the "Annual Compliance Certificate") and the accountant's statement provided pursuant to Section 3.17 thereof (the "Accountant's Statement") for the Relevant Year and the information in all Servicing Reports provided by the Servicer during the Relevant Year. Based on my knowledge, the Relevant Information, taken as a whole, does not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein which is necessary to make the statements made therein, in light of the circumstances under which such statements were made, not misleading as of the last day of the Relevant Year.

           2. The Relevant Information has been provided to those Persons entitled to receive it.

           3. I am responsible for reviewing the activities performed by the Servicer under the Servicing Agreement during the Relevant Year. Based upon the review required by the Servicing Agreement and except as disclosed in the Annual Compliance Certificate or the Accountants' Statement, to the best of my knowledge, the Servicer has fulfilled its obligations under the Servicing Agreement throughout the Relevant Year.

DATED as of ___________________, 200__.

________________________________________ Name:___________________________________ Title:____________________________________